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EXHIBIT 10.3 - BRIDGE LOAN NOTE EXECUTED BY INCOMNET, INC. IN FAVOR OF
               IRONWOOD TELECOM, LLC, DATED NOVEMBER 4, 1998


                                  BRIDGE LOAN NOTE

$2,275,210.00                                                   November 4, 1998


FOR VALUE RECEIVED, the undersigned, Incomnet, Inc., a California corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Ironwood Telecom, LLC, a Colorado limited liability company (the "Lender"), the principal sum of TWO MILLION TWO HUNDRED SEVENTY FIVE THOUSAND TWO HUNDRED
TEN DOLLARS ($2,275,210.00) (the "Principal Amount") plus all accrued and unpaid interest and fees thereon on the Maturity Date (defined below).

1.      PAYMENTS

                                1.1. As set forth above, the Principal Amount and all accrued and unpaid interest and fees thereon shall be due and payable on the Maturity Date. As used herein, "Maturity Date" means the earlier of (i) December 15, 1998 and (ii) closing date of a secured term loan by the Lender to the Borrower in the principal amount of $20,000,000.00 (less the principal amount of the loan to Mr. John P. Casey made on the dare hereof and certain other payments the Lender has agreed to make for the benefit of the Borrower).

                                1.2.  The Borrower shall pay to the Lender
                                      interest on the unpaid Principal Amount
                                      at a per annum rate equal to 15%.
                                      Interest charges shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to the Lender on the Maturity Date.

                                1.3.  If any Event of Default occurs, then,
                                      from the date such Event of Default
                                      occurs and until it is cured, or until
                                      all Obligations are paid and performed in full, whichever first occurs, the Borrower shall pay interest on the unpaid Principal Amount at a per annum rate equal to 3% plus the rate of interest otherwise specified herein as applicable to such loan.

                                1.4. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If a court determines that the Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed to have been received on account of, and shall automatically be applied to reduce, the Principal Amount, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no Principal Amount outstanding, the Lender shall refund to the Borrower such excess.

                                1.5.  The Borrower may prepay the Principal
                                      Amount in whole or in part at any time
                                      and from time to time, upon at least two
                                      (2) Business Days' prior written notice
                                      to the Lender.  All prepayments of the
                                      principal of the Principal Amount shall
                                      be accompanied by the payment of all
                                      accrued but unpaid interest on the
                                      prepaid principal amount of the Principal
                                      Amount to the date of prepayment.  Any
                                      prepayment under this section of less
                                      than all of the


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                                      outstanding Principal Amount shall be
                                      applied, first, to accrued but unpaid
                                      interest on the Principal Amount and,
                                      second, to the Principal Amount to be
                                      prepaid.

                                1.6. All payments of principal, interest, and other sums due to the Lender shall be made at the following address:

                  Ironwood Telecom LLC

                  555 Zang Street, Suite 300
                  Lakewood, Colorado  80228
                  Attention:  John P. Hill

or such other address or bank account as may be designated by the Lender in writing from time to time.

                                1.7. This Bridge Loan Note is the Bridge Loan Note referred to in the Bridge Loan and Security Agreement, dated the date hereof, between the Borrower and the Lender (the "Bridge Loan Agreement").
                                      All terms and conditions set forth in the Bridge Loan Agreement are incorporated herein and made a part hereof. The Bridge Loan Agreement is secured by certain collateral more specifically described in the Bridge Loan Agreement. All capitalized terms not otherwise defined herein shall have the meaning given such term in the Bridge Loan Agreement.

2.      EVENTS OF DEFAULT

                  Upon and after the occurrence of an Event of Default, the Lender shall have all of the rights and remedies set forth in Section 11.2 of the Bridge loan Agreement.

3.      FEES AND COSTS

                  The Borrower shall pay to the Lender on demand all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including, without limitation reasonable attorneys' and paralegals' fees and disbursements of counsel to the Lender.

4.      GOVERNING LAW

         THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF COLORADO. EXCEPT THAT NO DOCTRINE OF CHOICE OF LAW SHALL BE USED OT APPLY THE LAWS OF ANY OTHER STATE OR JURISDICTION.


                                   INCOMNET, INC.

                                   By: /s/ Denis Richard
                                   Its: PRESIDENT AND CHIEF EXECUTIVE OFFICER



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